As filed with the Securities and Exchange Commission on July 3, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	33-0885320 (I.R.S. Employer Identification Number)

401 West A Street San Diego, CA 92101
(619) 233-5588 (Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Jared M. Wolff

Executive Vice President, General Counsel and Secretary

10250 Constellation Boulevard

Suite 1640

Los Angeles, CA 90067

(310) 728-1023

(Name, Address, Including Zip Code, And Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Patrick S. Brown

Sullivan & Cromwell LLP

1888 Century Park East, 21st Floor

Los Angeles, California 90067

(310) 716-6600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of Registration Fee (2)
Common Stock, no par value per share (1)	494,606	(1)	$56.72	$28,051,579.29	$861.18

(1)           This Registration Statement on Form S-3 registers 494,606 shares of common stock, no par value per share, of First Community Bancorp that may be offered by certain selling shareholders.

(2)           Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) based on the average of the high and low reported sales prices on the Nasdaq Global Select Market on June 29, 2007.

Prospectus

494,606 SHARES

FIRST COMMUNITY BANCORP

Common Stock

This prospectus relates to up to 494,606 shares of our common stock that may be sold by the selling shareholders identified in this prospectus from time to time at prices determined by the selling shareholders at the time of sale.  We will not receive any proceeds from the sale of the shares by the selling shareholders.

Our common stock is traded on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “FCBP”. On July 2, 2007, the last reported sale price of our common stock was $57.47 per share.

In connection with the registration of the 494,606 shares of common stock offered herein, we have paid or will pay the registration fee, any fees and expenses of compliance with securities or blue sky laws, and fees and expenses incurred in connection with the listing of the shares on the NASDAQ.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED IN THIS PROSPECTUS UNDER THE HEADING “RISK FACTORS” ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or the investment merits of the securities offered hereby. Any representation to the contrary is a criminal offense.

These securities are our equity securities. They are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency or instrumentality.

The date of this prospectus is July 3, 2007

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operation and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act.  As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits.  Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus and any prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in the section entitled “Where You Can Find More Information”.  Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus.  Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus.

In this prospectus, “First Community Bancorp”, “the Company”, “we”, “us”, and “our” refer to First Community Bancorp, a California corporation, unless the context otherwise requires.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents incorporated by reference may contain certain forward-looking statements about the Company and its subsidiaries, which statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company.  We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements.  Risks and uncertainties include, but are not limited to:

•                  planned acquisitions and related cost savings cannot be realized or realized within the expected time frame;

•                  lower than expected revenues;

•                  credit quality deterioration which could cause an increase in the allowance for credit losses and a reduction in net earnings;

•                  increased competitive pressure among depository institutions;

•                  the Company’s ability to complete announced acquisitions, to successfully integrate acquired entities, or to achieve expected synergies and operating efficiencies within expected time-frames or at all;

•                  the integration of acquired businesses costs more, takes longer or is less successful than expected;

•                  the possibility that personnel changes will not proceed as planned;

•                  the cost of additional capital is more than expected;

•                  a change in the interest rate environment reduces interest margins;

•                  asset/liability repricing risks and liquidity risks;

•                  pending legal matters may take longer or cost more to resolve or may be resolved adversely to the Company;

•                  general economic conditions, either nationally or in the market areas in which the Company does or anticipates doing business, are less favorable than expected;

•                  the economic and regulatory effects of the continuing war on terrorism and other events of war, including the war in Iraq;

•                  legislative or regulatory requirements or changes adversely affecting the Company’s business;

•                  changes in the securities markets; and

•                  regulatory approvals for any acquisitions cannot be obtained on the terms expected or on the anticipated schedule.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the Company’s results could differ materially from those expressed in, implied or projected by, such forward-looking statements. We assume no obligation to update such forward-looking statements. For a more detailed discussion of certain of these factors, see the section entitled “Risk Factors” in this prospectus and “Risk Factors” in any applicable prospectus supplement, which describe risks and factors that could cause results to differ materially from those projected in such forward-looking statements. We caution the reader that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements.

ABOUT FIRST COMMUNITY BANCORP

We are a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Our principal business is to serve as the holding company for our subsidiary bank, Pacific Western Bank, which we refer to as Pacific Western or the Bank.  As of March 31, 2007, we had $5.3 billion in consolidated assets.

Pacific Western is a full-service community bank offering a broad range of banking products and services including accepting time and demand deposits; originating commercial loans, including asset-based lending and factoring, real estate and construction loans, Small Business Administration guaranteed loans, consumer loans, mortgage loans and international loans for trade finance; providing tax free real estate exchange accommodation services; and providing other business-oriented products. At March 31, 2007, our gross loans totaled $4.0 billion of which 20% consisted of commercial loans, 77% consisted of commercial real estate loans, including construction loans, and 1% consisted of consumer and other loans.  These percentages also include some foreign loans, primarily to individuals or entities with business in Mexico, representing approximately 2% of total loans. Our portfolio’s value and credit quality is affected in large part by real estate trends in Southern California.

Pacific Western competes actively for deposits, and emphasizes solicitation of noninterest-bearing deposits. In managing the top line of our business, we focus on loan growth and loan yield, deposit cost, and net interest margin, as net interest income, on a year-to-date basis, accounts for 83% of our net revenues (net interest income plus noninterest income).

Pacific Western currently has 61 branches throughout Los Angeles, Orange, Riverside, San Bernardino and San Diego Counties.

General Information

Our principal executive offices are located at 401 West A Street, San Diego, CA 92101 and our telephone number is (619) 233-5588. Our Internet site address is www.firstcommunitybancorp.com. The information on our web site does not constitute a part of this prospectus.

RISK FACTORS

An investment in our common shares involves risks.  See “Risk Factors” beginning on page 18 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which is incorporated by reference herein, and, to the extent applicable, our Quarterly Reports on Form 10-Q, to read about factors you should consider before investing in our common shares.  The risks and uncertainties described are not the only ones facing us and there may be additional risks that we do not presently know of or that we currently consider not likely to have a significant impact. All of these risks could adversely affect our business, financial condition, results of operations and cash flows.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by the selling shareholders of the resale shares described herein.

DESCRIPTION OF FIRST COMMUNITY CAPITAL STOCK

Common Stock

Each share of First Community common stock has the same relative rights as, and is identical in all respects to, each other share of First Community common stock. Holders of First Community common stock are entitled to one vote per share on all matters requiring shareholder action, including but not limited to, the election of, and any other matters relating to, directors. Holders of First Community common stock are entitled to cumulate their votes for the election of directors. The holders of First Community common stock are entitled to receive dividends, when, as and if declared by our board of directors, out of funds legally available therefor, subject to any restrictions imposed by federal regulators and the payment of any preferential amounts to which any class of preferred stock may be entitled.

Upon liquidation, dissolution or winding up of First Community, holders of First Community common stock will be entitled to share ratably all assets remaining after the payment of liabilities of First Community and of preferential amounts to which any preferred stock may be entitled.

The holders of First Community common stock have no preemptive or other subscription rights. First Community common stock is not subject to call or redemption.

Preferred Stock

First Community’s articles of incorporation currently authorize it to issue up to 5,000,000 shares of preferred stock. The board of directors has broad authority to designate and establish the terms of one or more series of preferred stock. Among other matters, the board is authorized to establish voting powers, designations, preferences and special rights of each such series and any qualifications, limitations and restrictions thereon. First Community preferred stock may rank prior to First Community common stock as to dividend rights, liquidation preferences, or both, may have full or limited voting rights, and may be convertible into First Community common stock. The holders of any class or series of First Community preferred stock also may have the right to vote separately as a class or series under the terms of the class or series as hereafter fixed by the board or otherwise required by California law.

SELLING SHAREHOLDERS

We are registering for resale, pursuant to certain agreements entered into with the selling shareholders in conjunction with the acquisition of Business Finance Capital Corporation, the shares of our common stock issued to the selling shareholders identified below.  The purpose of this registration is to permit the selling shareholders and their pledgees, donees, transferees and other successors-in-interest that receive the resale shares covered by this prospectus from the selling shareholders as a gift, distribution or other transfer (including a purchase) after the date of this prospectus, to resell the shares when and as they deem appropriate.  We do not know when or in what amounts the selling shareholders may offer securities for sale.  The selling shareholders may elect not to sell any or all of the securities offered by this prospectus.  Because the selling shareholders may sell all or some of the securities pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities that are or will be held by the selling shareholders after completion of the offering, we cannot estimate the number of the securities that will be held by the selling shareholders in the future.  However, for purposes of this table, we have assumed that, the selling shareholders will sell their shares and, none of the securities covered by the prospectus will be held by the selling shareholders.  Except as otherwise indicated, the number of securities beneficially owned is determined under rules promulgated by the SEC, and the information may not represent beneficial ownership for any other purpose.  Except as indicated otherwise in the table below, each selling shareholder has sole voting power and disposition power with respect to all securities listed as owned by such selling shareholder.

The following table sets forth, to our knowledge, certain information about the selling shareholders as of June 29, 2007.

SHARES OF COMMON STOCK REGISTERED FOR RESALE

Name of Selling	Number of Shares Beneficially Owned Prior to Offering		Number of Shares Offered Hereby	Number of Shares Beneficially Owned After Offering
Shareholder	Number	Percent(9)		Number	Percent

David R. Drogos and Diana L. Drogos (1)(2)(3)	239,878	0.83%	239,878	0	0
Jeffrey P. Johnson and Laura A. Reichle (3)(4)(5)	127,197	0.44%	127,197	0	0
Oanh T. Nguyen(6)	19,545	0.07%	19,545	0	0
David Lustig	18,611	0.06%	18,611	0	0
Richard Gilbert(7)	15,927	0.06%	15,927	0	0
Philip Carman	14,602	0.05%	14,604	0	0
Roberta J. Stolar	7,301	0.03%	7,301	0	0
Janet Walworth(8)	51,545	0.18%	51,545	0	0

(1)           177,235 of the shares indicated as held by David R. Drogos and Diana L. Drogos are held in trust in the name of the Drogos Trust, created on June 26, 2002, of which Mr. and Mrs. Drogos are co-trustees.

(2)           62,643 of the shares indicated as held by David R. Drogos and Diana L. Drogos are held in an IRA account registered in the name of Charles Schwab & Co., Inc., Custodian FBO Drogos IRA for the benefit of Mr. Drogos.

(3)           In connection with the acquisition of Business Finance Capital Corporation, Messrs. Drogos and Johnson were offered and accepted employment with the Bank, each as an executive vice president.  Additionally, in connection with the acquisition of Business Finance Capital Corporation, each of Messrs. Drogos and Johnson executed a non-competition agreement, pursuant to which they each agreed, among other things, for a period of two years from the termination of their respective employment with the Bank, not to, directly or indirectly, own, manage, operate, control, engage, or have any interest in any person, firm, corporation, or business that engages in any lending activities or any activities customarily associated with lending in any County in any State in which First Community and its affiliates engage in lending activities at the time of such termination.

(4)           118,029 of the shares indicated as held by Jeffrey P. Johnson and Laura A. Reichle are held in trust in the name of the Johnson-Reichle Trust, created on June 18, 2002, of which Mr. Johnson and Ms. Reichle are co-trustees.

(5)           9,168 of the shares indicated as held by Jeffrey P. Johnson and Laura A. Reichle are held in an IRA account registered in the name of Charles Schwab & Co., Inc., Custodian FBO Jeffrey Johnson IRA for the benefit of Mr. Johnson.

(6)           The shares indicated as held by Oanh T. Nguyen are held in trust in the name of the Oanh Tran Nguyen Revocable Living Trust, dated January 15, 2005, of which Ms. Nguyen is the trustee.

(7)           The shares indicated as held by Richard Gilbert are held in an IRA account registered in the name of UBS Financial Services FBO Richard E. Gilbert for the benefit of Mr. Gilbert.

(8)           The shares indicated as held by Janet Walworth are held in an IRA account in the name of Pensco Trust Company FBO Janet Walworth for the benefit of Ms. Walworth.

(9)           Based on 28,846,477 shares of our common stock issued and outstanding on June 25, 2007.

PLAN OF DISTRIBUTION

The resale shares covered by this prospectus may be offered and sold from time to time by the selling shareholders.  The term “selling shareholders” includes pledgees, donees, transferees or other successors-in-interest that receive the resale shares from the selling shareholders as a gift, distribution or other transfer (including a purchase) after the date of this prospectus.  To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

We will not receive any proceeds from the sale of the shares by the selling shareholders, but we have paid or will pay the following expenses, estimated to be $29,861.18, for the registration of the shares:

•              registration fee;

•              fees and expenses of compliance with securities or blue sky laws; and

•              fees and expenses, if any, incurred in connection with the listing of the shares on the NASDAQ.

We have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of our common stock offered hereby. We also have no obligation to pay any out-of-pocket expenses of the selling shareholders, or the agents who manage their accounts, or any transfer taxes relating to the registration or sale of the common stock.

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the resale shares.  These sales may be made at a fixed price or prices, which may be changed, at prices on the NASDAQ or at prices related to the then current market price and under terms then prevailing.  Sales of the resale shares may also be made in negotiated transactions at negotiated prices, including by one or more of the following methods:

•                                          purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus,

•                                          ordinary brokerage transactions and transactions in which the broker solicits purchasers,

•                                          an exchange distribution in accordance with the rules of the Nasdaq National Market or other exchange or trading system on which the resale shares are admitted for trading privileges,

•                                          sales “at the market” to or through a market maker or into an existing trading market (on an exchange or otherwise), for the resale shares,

•                                          sales in other ways not involving market makers or established trading markets,

•                                          through put or call transactions relating to the resale shares,

•                                          block trades in which the broker-dealer will attempt to sell the resale shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, and

•              in privately negotiated transactions.

In connection with the distributions of the resale shares or otherwise, the selling shareholders may:

•                                          enter into hedging transactions with broker-dealers or other financial institutions; which may in turn engage in short sales of the resale shares in the course of hedging the positions they assume,

•              sell the our shares short and deliver the resale shares to close out such short positions,

•                                          enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of resale shares offered by this prospectus, which they may in turn resell, or

•                                          pledge shares to a broker-dealer or other financial institution, which, upon a default by the pledgee under the transaction to which such pledge relates, they may in turn resell.

In addition, the selling shareholders may sell the shares pursuant to Rule 144 adopted under the Securities Act, as permitted by that rule, or under Section 4(1) of the Securities Act, rather than pursuant to this prospectus.  In effecting sales, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers to participate.  Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders, in amounts to be negotiated immediately prior to the sale.

In offering the resale shares covered by this prospectus, the selling shareholders, and any broker-dealers and any other participating broker-dealers who execute sales for the selling shareholders, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales.  Any profits realized by the selling shareholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.  To the extent a selling shareholder or any such broker-dealer may be deemed to be an underwriter, the selling shareholder and such broker-dealer will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

In order to comply with the securities laws of certain states, the resale shares must be sold in those states only through registered or licensed brokers or dealers.  In addition, in certain states the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption for the registration or qualification requirement is available and is complied with.

We will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the resale shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against certain liabilities, including certain liabilities under the Securities Act.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of the shares of common stock offered hereby will be passed upon for our Company by Jared M. Wolff, our Executive Vice President, General Counsel and Secretary. As of June 28, 2007, Jared M. Wolff beneficially owned 19,519 shares of our common stock and held options to acquire beneficial ownership of 20,000 shares of our common stock.

EXPERTS

The consolidated financial statements of First Community Bancorp as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference in this prospectus and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring to the other information we have filed with the SEC. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

1.                                       Our annual report on Form 10-K for the year ended December 31, 2006;

2.                                       Our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2007;

3.                                       Our current reports on Form 8-K filed on May 18, 2007 and June 29, 2007; and

4.                                       The description of our common stock contained in Registration Statement No. 000-30747 on Form 8-A filed on June 2, 2000, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities described in this prospectus (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus, but not delivered with the prospectus. You may request, and we will provide, a copy of these filings, at no cost to you, by writing to us at the following address:

Mail:	First Community Bancorp
Attention: Investor Relations
275 North Brea Boulevard
Brea, California 92821
Facsimile:	(714) 674-5377
Email:	investor-relations@firstcommunitybancorp.com

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any materials we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You may also obtain copies of this information by mail from the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus.  This prospectus is part of that registration statement.  As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement.  You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

First Community Bancorp

Common Stock

Prospectus

July 3, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby. All such expenses, except the Securities and Exchange Commission registration fee, are estimated.

Securities and Exchange Commission registration fee	$861.18
Legal fees and expenses	$15,000
Accounting fees and expenses	4,000
Miscellaneous	$10,000
Total	$29,861.18

Item 15. Indemnification of Directors and Officers.

The registrant is a California corporation. The following summary is qualified in its entirety by reference to the complete text of the Corporations Code of the State of California (“Corporations Code”), the registrant’s Articles of Incorporation and Bylaws, as amended to date, and the registrant’s indemnification agreements with its directors and executive officers.

Section 317(b) of the Corporations Code provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Section 317(c) of the Corporations Code provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

Section 204(a)(10) of the Corporations Code permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for acts or omissions which involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which the director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) under Section 310, or (vii) under Section 316.

As permitted by Section 204(a)(10) of the Corporations Code, the registrant’s Articles of Incorporation, as amended, provide that the liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

As permitted by Section 317 of the Corporations Code, the registrant’s Bylaws provide that, to the maximum extent permitted under California law, the corporation shall indemnify each of its directors and officers against expenses (as defined in subdivision (a) of Section 317 of the Corporations Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in subdivision (a) of Section 317 of the Corporations Code), arising by reason of the fact that such person is or was an agent of the corporation. In addition, the registrant’s Bylaws provide that, the corporation shall have the power, to the extent and in the manner permitted by the Corporations Code, to indemnify each of its employees and agents (other than directors and officers) against expenses (as defined in subdivision (a) of Section 317 of the Corporations Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in subdivision (a) of Section 317 of the Corporations Code), arising by reason of the fact that such person is or was an agent of the corporation.

The registrant maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of the registrant.

The registrant has entered into indemnification agreements with its directors and executive officers pursuant to which it has agreed to indemnify and advance certain expenses to such directors and executive officers to the fullest extent permissible by law and in accordance with the provisions of its Articles of Incorporation and Bylaws, as amended to date.

Item 16. Exhibits

Exhibit No.	Description

4.1	Restated Articles of Incorporation of First Community Bancorp, dated April 26, 2006 (Exhibit 3.1 to Form 10-Q filed on May 5, 2006 and incorporated herein by reference).

4.2	Amended and Restated Bylaws of First Community Bancorp dated May 2, 2007 (Exhibit 3.2 to Form 10-Q filed on May 7, 2007 and incorporated herein by this reference).

5.1	Opinion of Jared M. Wolff.

23.1	Consent of KPMG LLP.

23.2	Consent of Jared M. Wolff (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

Item 17. Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however , that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for purposes of determining liability under the Securities Act of 1993 to any purchaser:

(i)            each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(ii)           each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed to be incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(3)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 3rd day of July, 2007.

FIRST COMMUNITY BANCORP

By:	/s/ Matthew P. Wagner
Matthew P. Wagner Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned directors and officers of First Community Bancorp, do hereby constitute and appoint Matthew P. Wagner, Lynn M. Hopkins, Victor R. Santoro and Jared M. Wolff, and each of them singly, our true and lawful attorneys-in-fact and agents with full power to them, and each of them singly, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that said attorneys-in-fact and agents shall do or cause to be done by virtue thereof

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John M. Eggemeyer	Chairman of the Board of Directors	July 3, 2007
John M. Eggemeyer

Chief Executive Officer and Director (Principal
/s/ Matthew P. Wagner	Executive Officer)	July 3, 2007
Matthew P. Wagner

Executive Vice President and Chief Financial
/s/ Victor R. Santoro	Officer (Principal Financial Officer and	July 3, 2007
Victor R. Santoro	Principal Accounting Officer)

/s/ Mark N. Baker	Director	July 3, 2007
Mark N. Baker

/s/ Gary W. Deems	Director	July 3, 2007
Gary W. Deems

/s/ Stephen M. Dunn	Director	July 3, 2007
Stephen M. Dunn

/s/ Barry C. Fitzpatrick	Director	July 3, 2007
Barry C. Fitzpatrick

/s/ George E. Langley	Director	July 3, 2007
George E. Langley

/s/ Susan E. Lester	Director	July 3, 2007
Susan E. Lester

/s/ Timothy B. Matz	Director	July 3, 2007
Timothy B. Matz

/s/ Arnold W. Messer	Director	July 3, 2007
Arnold W. Messer

/s/ Daniel B. Platt	Director	July 3, 2007
Daniel B. Platt

/s/ Robert A. Stine	Director	July 3, 2007
Robert A. Stine

/s/ David S. Williams	Director	July 3, 2007
David S. Williams

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Articles of Incorporation of First Community Bancorp, dated April 26, 2006 (Exhibit 3.1 to Form 10-Q filed on May 5, 2006 and incorporated herein by reference).

4.2	Amended and Restated Bylaws of First Community Bancorp dated May 2, 2007 (Exhibit 3.2 to Form 10-Q filed on May 7, 2007 and incorporated herein by this reference).

5.1	Opinion of Jared M. Wolff.

23.1	Consent of KPMG LLP.

23.2	Consent of Jared M. Wolff (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).